UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2007

CYTOGEN CORPORATION
________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2007, Cytogen Corporation (the “Company”) received a Staff Deficiency Letter from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with the $1.00 minimum bid price requirement for continued inclusion on the Nasdaq Global Market pursuant to Marketplace Rule 4450(a)(5).  This letter is standard when a Nasdaq listed company’s bid price closes below the minimum $1.00 per share requirement for 30 consecutive days.  The closing price of the Company’s common stock has been below $1.00 per share since September 24, 2007.

The Nasdaq notification has no effect on the listing of the Company’s’s common stock at this time and the Company will continue to trade on the Nasdaq Global Market under the symbol CYTO.   The letter states that the Company has 180 calendar days, or until May 5, 2008, to regain compliance with the minimum bid price requirement of $1.00 per share.  The Company can achieve compliance, if at any time before May 5, 2008, Cytogen’s common stock closes at $1.00 per share or more for at least 10 consecutive business days.

If compliance with Nasdaq’s Marketplace Rules is not achieved by May 5, 2008, Nasdaq will provide notice that the Company’s common stock will be delisted from the Nasdaq Global Market.  In the event of such notification, the Company would have an opportunity to appeal Nasdaq’s determination or to apply to transfer its common stock to the Nasdaq Capital Market.  If the Company’s appeal for continued listing on the Nasdaq Global Market is not granted and the Company is not permitted to transfer to the Nasdaq Capital Market, the common stock may trade on the National Association of Securities Dealers’ OTC Bulletin Board.

There can be no assurance that the Company will be able to maintain the listing of its Common Stock on the Nasdaq Global Market.  Delisting from Nasdaq Global Market would make trading the Company’s common stock more difficult for investors, potentially leading to further declines in the Company’s share price.  It would also make it more difficult for the Company to raise additional capital.  Further, if the Company is delisted, the Company would also incur additional costs under state blue sky laws in connection with any sales of its securities.  These requirements could severely limit the market liquidity of the Company’s common stock and the ability of the Company’s stockholders to sell Cytogen common stock in the secondary market.

A copy of the Company’s press release announcing the Company’s receipt of the notification from Nasdaq is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press Release of Cytogen Corporation dated November 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Michael D. Becker
Michael D. Becker
President and Chief Executive Officer

Dated:     November 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Cytogen Corporation dated November 5, 2007